The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

January 2026

Preliminary Pricing Supplement

Dated January 29, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025, Index Supplement dated February 6, 2025 and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation due on or about February 2, 2029

$● Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing levels of all of the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as their respective coupon barrier levels, on each trading day during the applicable observation period. If the closing level of any underlying index is less than its coupon barrier level on any trading day during an observation period, you will not receive any contingent payment on the related contingent payment date. However, if a contingent payment is not paid on a contingent payment date (other than the maturity date) because the closing level of any underlying index is less than its coupon barrier level on a trading day during the relevant observation period, such contingent payment will be paid on a later contingent payment date if the closing level of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during a subsequent observation period. Investors must be willing to accept the risk of not receiving any contingent payments during the term of the securities. In addition, if the closing levels of all of the underlying indices are equal to or greater than 100% of their respective initial index levels, which we refer to as their respective call threshold levels, on the last day of an observation period (each an “observation end date”) other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature. If, however, on any such observation end date, the closing level of any underlying index is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final index level of any underlying index is less than 65% of its initial index level, which we refer to as its downside threshold level, on the final determination date, UBS will pay you at maturity a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying index with the lowest underlying return as compared to any other underlying indices (the “worst performing underlying index”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying index will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent payments over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying indices:	Nikkei 225® Index (Bloomberg Ticker: “NKY”) Russell 2000® Index (Bloomberg Ticker: “RTY”) S&P 500® Index (Bloomberg Ticker: “SPX”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be January 30, 2026
Original issue date:

Expected to be February 4, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be February 2, 2029 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any observation end date other than the final determination date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related observation end date.

Early redemption amount:

The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment with respect to the related observation period and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature.

Contingent payment:

●If the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during an observation period, we will pay a contingent payment of $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security plus any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature, on the related contingent payment date.

●If the closing level of any underlying index is less than its respective coupon barrier level on any trading day during an observation period, we will not pay a contingent payment with respect to that observation period.

Memory coupon feature:

If a contingent payment is not paid on a contingent payment date (other than the maturity date) because the closing level of any underlying index is less than its coupon barrier level on a trading day during the relevant observation period, such contingent payment will be paid on a later contingent payment date if the closing level of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during a subsequent observation period. For the avoidance of doubt, once a previously unpaid contingent payment has been paid on a later contingent payment date, it will not be made again on any subsequent contingent payment date. If the closing level of any underlying index is less than its respective coupon barrier level on any trading day during each observation period, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities.

Observation end dates:

Expected to be April 30, 2026, July 30, 2026, October 30, 2026, February 1, 2027, April 30, 2027, July 30, 2027, November 1, 2027, January 31, 2028, May 1, 2028, July 31, 2028, October 30, 2028 and January 30, 2029, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to January 30, 2029 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the observation end dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the observation end dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

Expected to be May 5, 2026, August 4, 2026, November 4, 2026, February 4, 2027, May 5, 2027, August 4, 2027, November 4, 2027, February 3, 2028, May 4, 2028, August 3, 2028, November 2, 2028 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Observation period:

Each trading day from but excluding the prior observation end date (or the pricing date in the case of the first observation period) to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	●If the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels:

(i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final observation period and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature.

●If the final index level of any underlying index is less than its downside threshold level:

a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

If the final index level of any underlying index is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying index.

Underlying return:	With respect to each underlying index, the quotient, expressed as a percentage of the following formula: (final index level − initial index level) / initial index level
Initial index level:

[●], which is the closing level of the Nikkei 225® Index on the pricing date

[●], which is the closing level of the Russell 2000® Index on the pricing date

[●], which is the closing level of the S&P 500® Index on the pricing date

Worst performing underlying index:	The underlying index with the lowest underlying return as compared to any other underlying index
Call threshold level:

[●], which is equal to 100% of the initial index level of the Nikkei 225® Index

[●], which is equal to 100% of the initial index level of the Russell 2000® Index

[●], which is equal to 100% of the initial index level of the S&P 500® Index

Coupon barrier level:

[●], which is equal to 80% of the initial index level of the Nikkei 225® Index

[●], which is equal to 80% of the initial index level of the Russell 2000® Index

[●], which is equal to 80% of the initial index level of the S&P 500® Index

Downside threshold level:

[●], which is equal to 65% of the initial index level of the Nikkei 225® Index

[●], which is equal to 65% of the initial index level of the Russell 2000® Index

[●], which is equal to 65% of the initial index level of the S&P 500® Index

Final index level:	The closing level of each underlying index on the final determination date
CUSIP / ISIN:	90310BQ53 / US90310BQ537
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	1.75%(a) + 0.50%(b) 2.25%	97.75%
Total	$•	$•	$•

(1)UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $22.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)a fixed sales commission of $17.50 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $918.50 and $948.50. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement, index supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025	Index Supplement dated February 6, 2025	Prospectus dated February 6, 2025

Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation due on or about February 2, 2029

$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Prospectus dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

♦Index supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007688/ubs_424b2-03745.htm

♦Product supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025, references to the “accompanying index supplement” mean the UBS index supplement, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement, the accompanying index supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; third the accompanying index supplement; and finally, the accompanying prospectus.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Investment Summary

The Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation due on or about February 2, 2029 based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature with respect to each observation period on which the closing levels of all of the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as their respective coupon barrier levels, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date. It is possible that the closing levels of one or more of the underlying indices could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing levels of all of the underlying indices are equal to or greater than 100% of their respective initial index levels, which we refer to as their respective call threshold levels, on any of the observation end dates and the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature. If the securities have not previously been redeemed and the final index levels of all of the underlying indices are equal to or greater than 65% of their respective initial index levels, which we refer to as their respective downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature. If, however, the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying indices.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $26.00 (equivalent to 10.40% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature, with respect to each observation period during which the closing levels of all of the underlying indices are equal to or greater than 80% of their respective initial index levels, which we refer to as the coupon barrier levels, on each trading day for the applicable observation period. The securities may be redeemed early other than on the final determination date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related observation period, and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature. The payment at maturity will vary depending on the final index levels, as follows:

Scenario 1

On any observation end date other than the final determination date, the closing levels of all of the underlying indices are equal to or greater than their respective call threshold levels.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period, and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature. The related contingent payment will be paid only if all of the closing levels for all of the underlying indices were equal to or greater than their respective coupon barrier levels on each trading day during the applicable observation period.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not automatically redeemed prior to maturity, the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

￭The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent payment with respect to the final observation period and any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not automatically redeemed prior to maturity, the closing level of any underlying index is less than its respective coupon barrier level on any trading day during the final observation period and the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

￭The payment due at maturity will be the stated principal amount.

￭Investors will not participate in any appreciation of the underlying indices from their respective initial index levels and will not receive a contingent payment on the maturity date.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level.

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing level of any underlying index is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on an observation end date other than the final

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

determination date. If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final index level of any underlying index is less than its respective downside threshold level.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or the stocks comprising such underlying index.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the term of the securities.

￭You understand and accept that you may receive few or no contingent payments during the term of the securities and believe that the closing level of each underlying index will be equal to or greater than its coupon barrier level on each trading day during the term of the securities.

￭You believe that the final index level of each underlying index will be equal to or greater than its downside threshold level.

￭You understand and are willing to accept that the risks of each underlying index are not mitigated by the performance of any other underlying index and the risks of investing in securities with a return based on the worst performing underlying index.

￭You understand and accept that you will not participate in any appreciation in the levels of the underlying indices and that any potential positive return is limited to the contingent payments specified on the cover hereof.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.

￭You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and the contingent payment specified on the cover hereof.

￭You are willing to forgo any dividends paid on stocks comprising the underlying indices (the “index constituent stocks”) and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 36 months, and you accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying indices.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a hypothetical direct investment in the worst performing underlying index or its index constituent stocks.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying index and not a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each trading day during the term of the securities.

￭You do not understand or are unwilling to accept that you may receive few or no contingent payments during the term of the securities, or you believe that the closing level of any underlying index will decline during the term of the securities and is likely to be less than its respective coupon barrier level on at least one trading day during one or more of the observation periods.

￭You believe that the final index level of any underlying index is likely to be less than its downside threshold level.

￭You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index or the risks of investing in securities with a return based on the worst performing underlying index.

￭You seek an investment that participates in the full appreciation in the levels of the underlying indices or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying indices.

￭You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or the contingent payment specified on the cover hereof.

￭You prefer to receive the dividends paid on the index constituent stocks or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be an active secondary market.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

￭You do not understand and are not willing to accept the risks associated with the underlying indices.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: Observation End Dates Other Than the Final Determination Date

Observation End Dates

Compare the closing level of each underlying index on each trading day during the applicable observation period against its coupon barrier level until the final determination date or early redemption of the securities.

Call Threshold Levels

Automatic Early Redemption

No Automatic Early Redemption

You will receive the applicable contingent payment and any previously unpaid contingent payments with respect to any previous periods pursuant to the memory coupon feature. Proceed to the next observation end date.

No contingent payment. Proceed to the next observation end date.

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	100 100 100
Hypothetical Call Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	100, which is 100% of its initial index level 100, which is 100% of its initial index level 100, which is 100% of its initial index level
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	80, which is 80% of its initial index level 80, which is 80% of its initial index level 80, which is 80% of its initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	65, which is 65% of its initial index level 65, which is 65% of its initial index level 65, which is 65% of its initial index level
Hypothetical Contingent Payment:	$26.00 per security (equivalent to 10.40% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of all of the underlying indices are equal to or greater than their respective hypothetical call threshold levels on one of the observation end dates on which the securities may be automatically redeemed. As a result, the securities are automatically redeemed on the related contingent payment date. In Examples 3, 4 and 5, the closing level of at least one underlying index on each of the observation end dates other than the final determination date is less than its respective call threshold level and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Observation Periods	Underlying Index A X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index B X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index C X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount	Underlying Index A X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index B X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index C X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount
#1	X. 75 (below coupon barrier level) Y. 110 (at or above call threshold level)	X. 90 (at or above coupon barrier level) Y. 100 (at or above call threshold level)	X. 85 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	—*	$1,000.00	X. 85 (at or above coupon barrier level) Y. 95 (below call threshold level)	X. 90 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	X. 80 (at or above coupon barrier level) Y. 100 (at or above call threshold level)	$26.00	N/A
#2	N/A	N/A	N/A	N/A	N/A	X. 75 (below coupon barrier level) Y. 95 (below call threshold level)	X. 90 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	X. 80 (at or above coupon barrier level) Y. 100 (at or above call threshold level)	$0.00	N/A

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#3	N/A	N/A	N/A	N/A	N/A	X. 90 (at or above coupon barrier level) Y. 120 (at or above call threshold level)	X. 90 (at or above coupon barrier level) Y. 120 (at or above call threshold level)	X. 85 (at or above coupon barrier level) Y. 120 (at or above call threshold level)	—*	$1,052.00
#4 - #11	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Observation Period	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes any unpaid contingent payment with respect to the observation end date on which the closing levels for the underlying indices are equal to or greater than their respective call threshold levels, plus any previously unpaid contingent payments with respect to any previous observation periods pursuant to the memory coupon feature, and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first observation end date as the closing levels of all of the underlying indices on the first observation end date are equal to or greater than their respective call threshold levels. As the closing levels of at least one of the underlying indices is less than than its respective coupon barrier level on a trading day during the first observation period, you will not receive a contingent payment with respect to the first observation period. Following the first observation end date, you receive the early redemption amount, calculated as follows:

Stated Principal Amount = $1,000.00

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $1,000.00 (a total return of 0.00% on the securities).

￭In Example 2, the securities are automatically redeemed following the third observation end date as the closing levels of all of the underlying indices on the third observation end date are equal to or greater than their respective call threshold levels. As the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $26.00 with respect to the first observation period. As the closing level of at least one underlying index is less than its respective coupon barrier level on at least one trading day during the second observation period, you do not receive any contingent payments on the corresponding contingent payment date. Because the closing level of each underlying index is equal to or greater than its coupon barrier level on each trading day during the third observation period and the closing levels of all of the underlying indices on the third observation end date are equal to or greater than their respective call threshold levels, you receive the early redemption amount on the related contingent payment date, calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the third Determination Date + previously unpaid Contingent Payment with respect to the second Determination Date

= $1,000.00 + $26.00 + $26.00

= $1,052.00

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. When added to the contingent payment of $26.00 received with respect to the first observation period, your total return per security in this example is $1,078.00 (a total return of 7.80% on the securities).

	Example 3					Example 4
Observation Periods	Underlying Index A X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index B X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index C X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount	Underlying Index A X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index B X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index C X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount

January 2026 Page 10

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

#1	X. 75 (below coupon barrier level) Y. 95 (below call threshold level)	X. 90 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	X. 80 (at or above coupon barrier level) Y. 100 (at or above call threshold level)	$0.00	N/A	X. 75 (below coupon barrier level) Y. 95 (below call threshold level)	X. 90 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	X. 80 (at or above coupon barrier level) Y. 100 (at or above call threshold level)	$0.00	N/A
#2 - #11	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	$0.00	N/A	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	$0.00	N/A
Final Observation Period	X. 80 (at or above coupon barrier level) Y. 82 (at or above downside threshold level)	X. 84 (at or above coupon barrier level) Y. 85 (at or above downside threshold level)	X. 80 (at or above coupon barrier level) Y. 85 (at or above downside threshold level)	—*	N/A	X. 65 (below coupon barrier level) Y. 70 (at or above downside threshold level)	X. 80 (at or above coupon barrier level) Y. 85 (at or above downside threshold level)	X. 81 (at or above coupon barrier level) Y. 85 (at or above downside threshold level)	$0.00	N/A
Payment at Maturity	$1,312.00					$1,000.00

*The final contingent payment (and any previously unpaid contingent payments pursuant to the memory coupon feature) will be paid at maturity.

Examples 3, 4 and 5 illustrate the payment at maturity per security based on the final index level of the worst performing underlying index.

￭In Example 3, during each observation period prior to the final observation period, the closing level of at least one of the underlying indices is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive a contingent payment with respect to any observation period. Furthermore, because the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and the closing levels of all of the underlying indices are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final observation period and the previously unpaid contingent payments with respect to the previous observation periods pursuant to the memory coupon feature, calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the Final Determination Date + previously unpaid Contingent Payments with respect to prior observation end dates

= $1,000.00 + $26.00 + $286.00 = $1,312.00

In this example, at maturity you receive the stated principal amount per security plus the contingent payment and the previously unpaid contingent payments with respect to previous observation periods pursuant to the memory coupon feature, equal to a total payment of $1,312.00 per security at maturity. Your total return per security in this example is $1,312.00 (a total return of 3.12% on the securities).

￭In Example 4, during each observation period prior to the final observation period, the closing level of at least one of the underlying indices is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive any contingent payments with respect to any observation period. Furthermore, because the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels and the closing level of at least one of the underlying indices is less than its respective coupon barrier level on at least one trading day during the final observation period, at maturity you receive only the stated principal amount of $1,000.00.

In this example, at maturity you receive the stated principal amount per security of $1,000.00 per security at maturity. Your total return per security in this example is $1,000.00 (a 0.00% total return on the securities).

	Example 5
Observation Periods	Underlying Index A X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index B X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Underlying Index C X. Lowest Hypothetical Closing Level During the Applicable Observation Period Y. Hypothetical Closing Level on the Applicable Observation End Date or Final Determination Date	Contingent Payment	Early Redemption Amount
#1	X. 75 (below coupon barrier level)	X. 90 (at or above coupon barrier level) Y. 105 (at or above call threshold level)	X. 80 (at or above coupon barrier level) Y. 100 (at or above call threshold	$0.00	N/A

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	Y. 95 (below call threshold level)		level)
#2 - #11	X. Various (all below coupon barrier level) Y. Various (all below call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	X. Various (all at or above coupon barrier level) Y. Various (all at or above call threshold level)	$0.00	N/A
Final Observation Period	X. 70 (below coupon barrier level) Y. 75 (at or above downside threshold level)	X. 38 (below coupon barrier level) Y. 40 (below downside threshold level)	X. 85 (at or above coupon barrier level) Y. 90 (at or above downside threshold level)	$0.00	N/A
Payment at Maturity	$400.00

￭In Example 5, during each observation period prior to the final observation period, the closing level of at least one of the underlying indices is less than its respective coupon barrier level on at least one trading day. As a result, you do not receive a contingent payment with respect to any observation period. Furthermore, because the final index level of at least one of the underlying indices on the final determination date is less than its respective downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

= $1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying index)

= $1,000.00 + ($1,000.00 × -60.00%)

= $400.00

In this example, because the final index level of the worst performing underlying index represents a 60.00% decline from its initial index level, you will receive a total cash payment per security equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying indices will be the worst performing underlying index for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying index over the term of the securities.

The securities will not pay a contingent payment if the closing level of any underlying index is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing level of any underlying index is less than its respective call threshold level on any observation end date other than the final determination date.

You will be exposed to the market risk of each underlying index on each trading day during the term of the securities (including the final determination date) and any decline in the level of one underlying index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying index. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final index levels of all of the underlying indices are equal to or greater than their respective downside threshold levels on the final determination date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final index level of any underlying index is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying index. In this case, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current levels of all of the underlying indices are equal to or greater than their respective downside threshold levels.

￭You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing level of any of any underlying index on any trading day during an observation period is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period on the corresponding contingent payment date. This will be the case even if the closing level of each other underlying index is equal to or greater than its respective coupon barrier level on each trading day during that observation period. However, if a contingent payment is not paid on a contingent payment date (other than the maturity date) because the closing level of any underlying index is less than its coupon barrier level on any trading day during the applicable observation period, pursuant to the memory interest feature such contingent payment will be paid on a later contingent payment date if the closing level of each underlying index is equal to or greater than its coupon barrier level on each trading day during the subsequent observation period. If the closing level of any underlying index is less than its coupon barrier level on a trading day during each observation period, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

￭Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying indices reflects a higher expectation as of the pricing date that the final index level of any one of the underlying indices could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying index. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payment is set on the pricing date, an underlying index’s volatility, and the correlation of the underlying indices, can change significantly over the term of the securities. The level of any one of the underlying indices for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing levels of all of the underlying indices are equal to or greater than their call threshold levels on any observation end date other than the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing level of any one of the underlying indices is less than its call threshold level on any observation end date other than the final determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited and you will not participate in any appreciation of the underlying indices. The return potential of the securities is limited to the pre-specified contingent payments, regardless of the appreciation of the underlying indices. In addition, your return on the securities will vary based on the number of observation periods on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment with respect to any observation periods after the applicable contingent payment date, and your return on the securities could be less than if

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the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying index even though you cannot participate in any appreciation in the levels of the underlying indices. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the index constituent stocks.

￭Because the securities are linked to the performance of more than one underlying index, there is an increased probability that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index or fewer underlying indices, assuming their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the closing level or the final index level, as applicable, of any underlying index will be less than its respective coupon barrier level and/or downside threshold level on any trading day during any observation period or on any observation end date (including the final determination date). Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the closing level or the final index level, as applicable, of any underlying index is less than its coupon barrier level or downside threshold level during any observation period or on any observation end date (including the final determination date), is even greater.

Risks Relating to Characteristics of the Underlying Indices

￭Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the index constituent stock issuers and the underlying indices.

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the closing level of each underlying index will be equal to or greater than its respective coupon barrier level on any trading day during an observation period, or, if the securities are not redeemed prior to maturity, that the final index level of each underlying index will be equal to or greater than its downside threshold level. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each underlying index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your initial investment.

￭Changes affecting the underlying indices, including regulatory changes, could have an adverse effect on the market value of, and return on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. An index sponsor may discontinue or suspend calculation or dissemination of its underlying index. Further, indices like the underlying indices have been, and continue to be, the subject of regulatory guidance and proposal for reform, including the European Union’s Regulation (EU) 2016/1011. The occurrence of a benchmark event (as defined in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”), such as the failure of a benchmark (an underlying index) or the administrator (an index sponsor) or user of a benchmark (such as UBS) to comply with the authorization, equivalence or other requirements of the benchmarks regulation, may result in the discontinuation of the relevant benchmark or a prohibition on its use. If these or other events occur, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in

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each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would be comparable to the original underlying index, it may deem the closing level of the original underlying index on a trading day reasonably proximate to the date of such event to be its closing level on each applicable date. Such events and the potential adjustments are described further in the accompanying product supplement under “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting an Underlying Index; Alteration of Method of Calculation”. Notwithstanding the ability of the calculation agent to make any of the foregoing adjustments, any such change or event could adversely affect the market value of, and return on, the securities. Any such actions could have an adverse effect on the value of, and any amounts payable on, the securities.

￭There is no affiliation between the respective index sponsors and UBS, and UBS is not responsible for any disclosure by such entity. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index for your securities. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the market value of, and any amounts payable on, your securities.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭The securities are subject to risks associated with non-U.S. securities markets. The securities are subject to risks associated with non-U.S. securities markets because the Nikkei 225® Index is comprised of stocks that are traded in one or more non-U.S. securities markets. Investments linked to the value of non-U.S. equity securities involve particular risks. Any non-U.S. securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other non-U.S. securities markets. Both government intervention in a non-U.S. securities market, either directly or indirectly, and cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are likely subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The prices of securities in a non-U.S. country are subject to political, economic, financial and social factors that are unique to such non-U.S. country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable non-U.S. government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. Any one of these factors, or the combination of more than one of these or other factors, could negatively affect such non-U.S. securities market and the prices of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a non-U.S. securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other non-U.S. securities markets. Non-U.S. economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on non-U.S. securities prices.

The securities may also be subject to regulatory risks, including sanctions, because the Nikkei 225® Index is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the Nikkei 225® Index and, as a result, the market value of, and return on the securities. Additionally, following certain events, if the calculation agent determines that a change in law has occurred or would have occurred but for a decision by its index sponsor to modify or reconstitute its index, then the calculation agent may select a successor index, reference a replacement basket or use an alternative method of calculation, in each case, in a manner it considers appropriate, or, if it determines that no successor index, replacement basket or alternative method of calculation would achieve an equitable result, it may deem the underlying asset’s closing level on the trading day immediately prior to the date of such event to be its closing level on each applicable date. For additional information, see the section “General Terms of the Securities — Discontinuance of, Adjustments to, or Benchmark Event or Change in Law Affecting, an Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

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Contingent Income Auto-Callable Securities with Memory Coupon and Daily Coupon Observation due on or about February 2, 2029

$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

￭The underlying return of the Nikkei 225® Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though its index constituents are traded in a non-U.S. currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the respective currencies in which the index constituents of the Nikkei 225® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

￭The securities are subject to small-capitalization stock risks. The securities are linked to the Russell 2000® Index, which is comprised of index constituent stocks issued by small-capitalization companies and, therefore, are subject to risks associated with small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than an index of which a greater percentage of its index constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the applicable pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying indices, volatility of the underlying indices, the correlation of the underlying indices, any dividends paid on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Risks Relating to Characteristics of the Underlying Indices — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance and other costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the correlation of the underlying indices; the volatility of the underlying indices; any dividends paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. UBS and its affiliates may engage in business with any index constituent stock issuer, which may present a conflict between the obligations of UBS and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS and which will make potentially subjective judgments. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing levels of the underlying indices during the observation period or on the observation end dates, as applicable. The calculation agent can postpone the determination of the initial index level, closing level or final index level of any underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the pricing date, on any trading day during any of the observation periods or any observation end date or the final determination date, respectively.

As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the corresponding call threshold levels, coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the levels of the underlying indices on any trading day during any observation period (including the observation end dates and the final determination date) and, accordingly, whether a contingent payment is payable, whether the securities are redeemed early and, if the securities are not redeemed early, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may adversely affect the market value of, and return on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

￭Potential UBS impact on an underlying index or index constituent stock. Trading or transactions by UBS and/or its affiliates in an underlying index or any index constituent stock, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying index or any index constituent stock, may adversely affect the market price(s) or level(s) of that underlying index on any trading day during any observation period or on the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS’ ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose a significant portion or all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying index. You should make your own investigation into each underlying index.

Included on the following pages is a brief description of each underlying index. This information has been obtained from publicly available sources. The information given below is for the specified calendar quarters. We obtained the closing level information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of the underlying indices as an indication of future performance.

Nikkei 225® Index

We have derived all information regarding the Nikkei 225® Index (“NKY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. (its “index sponsor” or “Nikkei”).

NKY is published by Nikkei, but Nikkei has no obligation to continue to publish NKY, and may discontinue publication of NKY at any time. NKY is determined, comprised and calculated by Nikkei without regard to this instrument.

{As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers— Non-U.S. Indices — Nikkei 225 Index”, } NKY is a stock index that measures the composite price performance of selected Japanese stocks. NKY is based on 225 stocks trading on the Tokyo Stock Exchange (“TSE”), representing a broad cross-section of Japanese industries. All 225 constituents are stocks listed in the TSE Prime Market. Stocks listed in the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei’s rules require that the 75 most liquid issues (one-third of the component count of the NKY) be included in NKY. Nikkei first calculated and published NKY in 1970. Select information regarding top constituents and industry and/or sector weightings may be made available by its index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Historical Information

The closing level of the underlying index on January 27, 2026 was 53,333.54 (its “hypothetical initial index level”). The graph below shows the closing levels of the underlying index for each day from January 1, 2016 to January 27, 2026. The dotted lines represent its hypothetical downside threshold level of 34,666.801, its hypothetical coupon barrier level of 42,666.832 and its hypothetical call threshold level of 53,333.54, which are equal to 65%, 80% and 100%, respectively, of its hypothetical initial index level. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time.

Nikkei 225® Index – Daily Closing Levels January 1, 2016 to January 27, 2026

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (“RTY”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company (the “index sponsor” or “FTSE Russell”).

RTY is published by FTSE Russell, but FTSE Russell has no obligation to continue to publish RTY, and may discontinue publication of RTY at any time. RTY is determined, comprised and calculated by FTSE Russell without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers – Russell 2000 Index,” RTY measures the composite price performance of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website. RTY’s value is calculated by adding the market values of the underlying constituents and then dividing the derived total market capitalization by the “adjusted” capitalization of RTY on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The closing level of the underlying index on January 27, 2026 was 2,666.697 (its “hypothetical initial index level”). The graph below shows the closing levels of the underlying index for each day from January 1, 2016 to January 27, 2026. The dotted lines represent its hypothetical downside threshold level of 1,733.353, its hypothetical coupon barrier level of 2,133.358 and its hypothetical call threshold level of 2,666.697, which are equal to 65%, 80% and 100%, respectively, of its hypothetical initial index level. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time.

Russell 2000® Index – Daily Closing Levels January 1, 2016 to January 27, 2026

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

S&P 500® Index

We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “index sponsor” or “S&P Dow Jones”).

SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.

As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the index sponsor on its website.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index.

Historical Information

The closing level of the underlying index on January 27, 2026 was 6,978.60 (its “hypothetical initial index level”). The graph below shows the closing levels of the underlying index for each day from January 1, 2016 to January 27, 2026. The dotted lines represent its hypothetical downside threshold level of 4,536.09, its hypothetical coupon barrier level of 5,582.88 and its hypothetical call threshold level of 6,978.60, which are equal to 65%, 80% and 100%, respectively, of its hypothetical initial index level. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time.

S&P 500® Index – Daily Closing Levels January 1, 2016 to January 27, 2026

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This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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$• Based on the worst performing of the Nikkei 225® Index, the Russell 2000® Index and the S&P 500® Index

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such

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instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying indices, index constituent stocks or the securities. If you enter, or have entered, into other transactions in respect of the underlying indices, index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the

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context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the index constituent stock issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

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Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $22.50 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $22.50 reflecting a fixed sales commission of $17.50 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement, the accompanying index supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	6
How the Securities Work	8
Hypothetical Examples	9
Risk Factors	13
Information About the Underlying Indices	20
Additional Information About the Securities	24

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Index Supplement
Index Supplement Summary	IS-1
Underlying Indices And Underlying Index Publishers	IS-2
Dow Jones Industrial AverageTM	IS-2
Nasdaq-100 Index®	IS-6
Russell 2000® Index	IS-13
S&P 500® Equal Weight Index	IS-21
S&P 500® Index	IS-23
S&P Select Sector Indices	IS-31
Non-U.S. Indices	IS-34
EURO STOXX 50® Index	IS-34
EURO STOXX® Banks Index	IS-40
FTSE® 100 Index	IS-46
MSCI Indexes	IS-52
MSCI-EAFE® Index	IS-52
MSCI® Emerging Markets IndexSM	IS-52
MSCI® Europe Index	IS-52
Nikkei 225 Index	IS-58
S&P/ASX 200 Index Swiss Market Index TOPIX®	IS-62 IS-70 IS-74

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$●
UBS AG Contingent Income Auto-Callable Securities
with Memory Coupon and Daily Coupon Observation due on or about February 2, 2029

Preliminary Pricing Supplement dated January 29, 2026
(To Product Supplement dated February 6, 2025,
Index Supplement dated February 6, 2025
and Prospectus dated February 6, 2025)

UBS Investment Bank
UBS Securities LLC